Exhibit 10.22

ASSIGNMENT AND ASSUMPTION AGREEMENT (Contracts)

This Assignment and Assumption Agreement (this “Assignment”) is executed as of April 1, 2021, by Hillcour, Inc., a Florida corporation (the “Assignor”), and Continental Benefits, LLC, a Florida limited liability company (the “Assignee”).

In consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Assignment and Assumption. Assignor hereby transfers and assigns to Assignee any and all right, title, and interest which Assignor may have in the contracts listed in Exhibit A attached hereto and made a part hereof (the “Contracts”). By executing this agreement, Assignee hereby accepts and agrees to assume and perform all of the terms, covenants, and conditions of the Contracts on the part of Assignor therein required to be performed, from and after the date hereof. Assignee will indemnify, defend and hold Assignor harmless from and against any and all claims, losses, liabilities, damages, costs and expenses arising out of or relating to the Contracts to the extent first arising on or after the date hereof.

2.	Further Assurances. Assignor and Assignee agree to take all further actions and execute, acknowledge, and deliver all further documents that are reasonably necessary or useful in carrying out the purposes hereof.

3.	Counterparts; Governing Law; Successors and Assigns; Authority. This Assignment may be executed in any number of counterparts (including PDF and facsimile signatures), and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. This Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of Florida. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, this Assignment has been duly signed and sealed by the parties as of the date set forth above.

ASSIGNOR

Hillcour, Inc.

By:	/s/ Philip G. Mowry
Name:	Philip G. Mowry
Title:	Authorized Representative

ASSIGNEE

Continental Benefits, LLC

By:	/s/ Betsy Knorr
Name:	Betsy Knorr
Title:	Manager

Exhibit A

Contracts

a.	Subscription, dated August 1, 2020, between Assignor and JazzHR

b.	HireSelect Essential Subscription, dated November 9, 2020, between Assignor and Criteria Corp.

c.	Subscription Agreement, dated April 2019, between Assignor and Neovation Corporation (SmarterU)

d.	Loyalty Agreement dated January 4, 2018, by and between Assignor and Kim Buck which will be assigned to Continental Benefits, LLC prior to Closing.

e.	Loyalty Agreement dated January 4, 2018, by and between Assignor and Judy Felhaber which will be assigned to Continental Benefits, LLC prior to Closing.